Exhibit 99.1

Veradigm Provides 2025 Financial & Business Update

CHICAGO – June 23, 2025 – Veradigm® (OTCMKTS: MDRX), a leading provider of healthcare data and technology solutions, is providing an update on commercial activity and estimated financial performance for the first quarter of 2025 compared to the prior year, details about its recent financing, and reaffirmation of its outlook for the 2025 fiscal year.

“The year started on a positive note by closing deals with over $30 million in annual contract value in the first quarter of 2025, a 25 percent increase over the same period in 2024.” said Tom Langan, Interim Chief Executive Officer. “We remain focused on building upon this momentum throughout the remainder of 2025 while also working toward becoming current in our SEC financial filings, which we expect to occur in 2026.”

Management currently estimates the following preliminary estimated unaudited financial results:

•
Revenue on a GAAP basis is between $145 million and $147 million for the quarter ending March 31, 2025.
•
Cash and equivalents of approximately $272 million as of March 31, 2025. Cash and equivalents decreased by approximately $23 million from Cash and equivalents as of December 31, 2024 of $295 million, reflecting approximately $13 million of outflows for prior acquisitions, approximately $6 million of outflows for capital expenditures, and approximately $4 million of net outflows for operating activities, including interest income, working capital, taxes, and $15 million of Transaction and other expenses(1).
•
Debt(2) of approximately $208 million as of March 31, 2025 that consisted solely of the principal amount of the Company’s 0.875% Convertible Senior Notes due 2027 (the “2019 convertible notes”) and did not change from preliminary estimated Debt(2) as of December 31, 2024.

We recently completed a debt financing, strengthening our liquidity.

•
Borrowing amount: The borrowing amount is up to $100 million, $75 million of which was drawn at closing on June 18, 2025. An additional $25 million, currently undrawn, is accessible at Veradigm’s option until December 18, 2026.
•
Pricing: The loan is senior secured and will bear interest at a rate of SOFR + 750 basis points, with interest payable in cash or in kind through June 30, 2027 and interest payable in cash thereafter. No warrants or equity derivatives are attached to the borrowing.
•
Term: The loan matures in five years and includes early termination provisions.
•
JPMorgan Chase Bank, N.A., acted as sole lead arranger on the loan financing. For additional details concerning the loan, please refer to the Company’s Form 8-K filed with the SEC on June 20, 2025.

The Company expects Debt(2) as of June 30, 2025 will be $283 million, consisting of the $75 million in new borrowings described above and $208 million consisting solely of the principal amount of the Company’s 2019 convertible notes. If all holders of the 2019 convertible notes execute their repurchase option for cash on July 1, 2025, the required repayment to noteholders would include an additional $20 million, for a total of $228 million payable to convertible noteholders.

As of June 10, 2025, the Company had 108.6 million shares of common stock outstanding and 10.9 million unvested restricted stock units outstanding.

The Company is working toward becoming current in its SEC filings, which the Company expects to occur during 2026, and plans to subsequently seek to relist its common stock.

Financial Outlook

Veradigm is affirming the following expectations for fiscal year 2025:

•
Revenue on a GAAP basis is expected to be approximately flat compared to 2024, which the Company continues to estimate to be between $583 million and $588 million.
•
Net cash(3) is expected to remain positive.

(1)
Transaction and other revenue and expenses relate to certain favorable and unfavorable legal settlements, severance, investigations, internal reviews, restatement-related accounting advisory services and legal services and other charges incurred in connection with activities that are considered not reflective of our core business.
(2)
Debt with respect to the 2019 convertible notes is calculated as $208 million, consisting solely of the principal amount of the 2019 convertible notes and excluding the repurchase price payable to holders of the 2019 convertible notes upon repurchase pursuant to the First Supplemental Indenture, dated February 5, 2024. If all holders of the Company’s 2019 convertible notes were to execute their repurchase options for cash on July 1, 2025, the required repayment to holders of the 2019 convertible notes would include an additional $20 million, for a total of $228 million payable to repurchase the 2019 convertible notes.
(3)
Calculated as Cash and equivalents less Debt, as defined in note (2) above.

Investor Conference Call and Webcast

As previously disclosed, Veradigm management plans to host an investor conference call and webcast to discuss the Company’s update at 8:00 a.m. Eastern Time on June 24, 2025.

To listen to the conference call, participants may log onto the Veradigm investor relations website. Participants also may access the conference call by dialing 877-405-1224 or 201-389-0848 and requesting Access ID # 13754301.

A replay of the call will be available for a period of one year on the Veradigm investor relations website.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, Instagram, and YouTube.

© 2025 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or company names are the property of their respective holders, all rights reserved.

Disclaimer and Forward-Looking Statement Information

The estimated financial results contained in this press release are preliminary, and final results for the first quarter of 2024, fiscal year 2024 and the first quarter of 2025 may change. These preliminary results are based on our estimates and are subject to completion of our financial closing audit and financial statements. In addition, these preliminary results have not been audited by our independent registered public accounting firm.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s financial guidance for the second quarter of 2025 and fiscal year 2025 and the Company’s plans for becoming current in its SEC filings and seeking to relist its shares of common stock. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aims,” “hopes,” and “seeks” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among others: risks relating to the Company’s common stock not trading on a national securities exchange and deregistration from Section 12(b) of the Securities Exchange Act of 1934, as amended; a further material delay in the Company’s financial reporting or ability to hold an annual meeting of stockholders; an inability of the Company to timely prepare its delinquent financial statements; unanticipated factors or factors that the Company currently believes will not cause delay, including on the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments; the possibility that ongoing remediation work or the audit of the Company’s financial statements for the fiscal year ended December 31, 2023 or the fiscal year ended December 31, 2024 may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; risks relating to the Company’s voluntary disclosure to the SEC of certain information relating to the investigation by the Audit Committee of the Company’s Board of Directors, the SEC’s investigation, and the additional information the Company has continued to provide to the SEC based on discussions with the SEC; risks relating to the putative securities class action lawsuit filed against the Company, the putative stockholder derivative action filed against the Company, commercial litigation relating to the Company’s representations regarding its financial statements and any other future litigation or investigation relating to the Company’s internal control failures, the completed investigation, and reviews or related matters; changes in the financial condition of the markets that the Company serves; the Company’s ability to hire qualified individuals to serve in senior leadership roles on a permanent basis, including a chief executive officer and a chief financial officer; risks associated with the Company’s incurrence of additional debt and the terms and conditions of the Company’s new financing arrangement; and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

Veradigm Contacts:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Amanda Cohen

412-919-2417

amanda.cohen@veradigm.com

Table 1
Veradigm Inc.
Revenue
(Issued June 23, 2025)
(In millions)
(Unaudited)

Three Months Ended March 31,
	2025	2024

Provider[1]
Revenue, GAAP[2]	$113 - $115	$115 - $116

Payer & Life Science[1]
Revenue, GAAP	$31 - $32	$29 - $30

Total Veradigm
Revenue, GAAP[2]	$145 - $147	$144 - $146

[1]Supplemental financial information
[2]Estimated revenue includes favorable customer settlement of approximately $.3 million in first quarter 2024, which reflects services provided over prior years.

Table 2
Veradigm Inc.
Cash and Debt
(Issued June 23, 2025)
(In millions)
(Unaudited)

	March 31,	December 31,
	2025	2024

Cash and cash equivalents, end of period	$272	$295
Debt (consisting of the principal amount of the 2019 convertible notes)	$208	$208